UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
October 1, 2008

WHERIFY WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24001	76-0552098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

63 Bovet Road, # 521 San Mateo, California	94402
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code
(650) 641-2225

901 Mariners Island Blvd San Mateo, California, 94404
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 19, 2008, Wherify Wireless, Inc. (“Wherify”) entered into a Forbearance Agreement with its secured creditor Yorkville Advisors, LLC, (“Yorkville”) who agreed to forbear from exercising its rights and remedies under Wherify’s debentures arising out of existing defaults, pending efforts by Wherify to complete a number of initiatives contemplated in the Forbearance Agreement including, without limitation, (i) the restructuring of its unsecured creditors and (ii) a proposed merger with Lightyear Network Solutions. A description of the Forbearance Agreement is disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2008, and is incorporated herein by reference.

On October 1, 2008, Wherify entered into an agreement with Yorkville whereby Yorkville agreed to extend the Forbearance Agreement’s forbearance period from September 30, 2008 to November 15, 2008. During the extension, Yorkville retains its ability to convert and sell stock under the terms of the original debenture agreement.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

WHERIFY WIRELESS, INC.

Date: October 3, 2008	By:	/s/ Vincent D. Sheeran
Name: Vincent D. Sheeran
Title: Chief Executive Officer